SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                             _______________________


                                   FORM  8-K/A
                                    Amended


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): July 14, 1995


                      BERNSTEIN/LEIBSTONE ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter


         New York              0-17774                   11-1996121
(State of Incorporation)      (Commission    (IRS Employer Identification No.)
                               File Number)



          2001A Australian Avenue
          Riviera Beach, Florida                       33404
          (Address of principal office)              (Zip Code)


          Registrant's telephone number,
            including area code                      (561) 844-2442




Item 1.  Change of Control

On July 7, 1995 Mr. Bruce Livergood was appointed to the Board of Directors of the Company. Subsequently, on July 14, 1995 as part of a Board of Directors meeting, Mr. Leibstone and Mr. Stone resigned their positions (see Exhibit 5) as directors. Further, Mr. Patrick Sullivan and John D. Herter were appointed to the board.

As a result of the Share Exchange the Company had a change of Control. The breakout of ownership by directors, officers or owners of 5% or more shares as a result of the Share Exchange is as follows:

     Name                        Shares Owned    % of Outstanding
     Garey Herter (3)              3,631,000           20.9%
     Darrell L. Peterson(4)        3,585,000           20.6%
     Gregory Kostrzecha            1,260,000            7.2%
     Mark Sullivan                 1,572,752            9.0%
     Charles W. Thornton, Jr.        877,000            5.0%
     Alan J. Singler (5)           1,152,350            6.6%
     Bruce Livergood(1)              715,000            4.1%
     John D. Herter (1)              144,000            0.01%
     Patrick Sullivan(1)(2)              -0-            0.0%

(1) Director
(2) Officer
(3) Owns 3,000,000 shares directly and 600,000 through a company of which substantial control is maintained.
(4) Owns 2,885,000 directly, 600,000 in a company with Mr. Herter that is closely held and 100,000 shares in custodial accounts for minors directly related to Mr. Peterson.
(5) Owns 480,000 shares directly, the balance is owned by investment clubs that Mr. Singler controls.


Item 2.  Acquisition or Disposition of Assets

On July 14, 1995, Bernstein/Leibstone Associates, Inc. ("BLAI" or the "Registrant") was acquired through merger by Archway Capital Inc. ("ACI"), a Florida corporation.

ACI is majority owner of ClearShield Manufacturing Corporation ("CMC"), a Florida corporation licensed to manufacture, sell and install clear polycarbonate hurricane shutter systems exclusively throughout the State of Florida. CMC has two wholly-owned subsidiaries, ClearShield of Palm Beach County, Inc. ("CSPBC"), a Florida corporation in the business of selling hurricane shutter systems, and Palmco Builders ("PALMCO"), a Florida corporation in the business of installing hurricane shutter systems. PALMCO is a Florida licensed general contractor.


ACI also has two wholly-owned subsidiaries; International Fire Safety Products, Inc. ("IFSP"), a Florida corporation, which manufactures and distributes fire retardant paints and chemicals, and Rank Stock, Inc. ("RSI"), a Florida corporation, which promotes rodeo events in Palm Beach County, Florida.

On July 7, 1995, the Company, Archway Capital, Inc. ("Archway") and William Leibstone Associates, Inc. (WLAI), an entity that is wholly owned by William Leibstone, the former director and majority stockholder of the Company, entered into agreements pursuant to which the Company and Archway agreed, subject to certain conditions, to exchange shares of the Company's common stock for shares of Archway's common stock on a one-for-one basis (the "Share Exchange"). At least eighty percent (80%) of the outstanding Archway shares had to be exchanged in the Share Exchange for the Share Exchange to close. On July 14, 1995 the entire outstanding shares of Archway, 13,291,700, were exchanged on a one-for-one basis for restricted shares of the Company.

On July 14, 1995 the Company sold the net operating assets of the textile and packaging divisions to William Leibstone Associates, Inc. ("WLAI") an entity owned by the former director and majority shareholder of the Company. WLAI issued a note to the Company in the amount of $941,348 secured by 1,100,000 shares of stock of the Company owned by William Leibstone. The note is a three year note which accrues interest at a rate of 9% per quarter. Management expects to realize the full amount of the note with accrued interest.

A copy of the Master Agreement and the Asset Exchange Agreement dated July 7, 1995 are attached hereto as Exhibits 1and 2 and incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

     (a) Financial statements of businesses acquired. The financial statements of ACI and their subsidiaries as of March 31, 1995 and December 31, 1994 were filed as Exhibit 3 to Form 8-K dated July 14, 1995 and are herein incorporated by reference.

     (b) Pro forma financial information. The pro forma financial statements of ACI and their subsidiaries, required pursuant to Article 11 of Regulation S-X, are included as Exhibit 6.

     (c)  Exhibits

          (1) Master Agreement entered into among ACI and the Registrant, dated July 7, 1995 was filed as Exhibit 1 to Form 8-K dated July 14, 1995 and is herein incorporated by reference.

          (2) Asset Exchange Agreement entered into among WLAI and the Registrant, dated July 14, 1995 was filed as Exhibit 2 to Form 8-K dated July 14, 1995 and is herein incorporated by reference.

          (3) Financial Statements dated March 31, 1995 and December 31, 1994 of ACI and its subsidiaries were filed as Exhibit 3 to Form 8-K dated July 14, 1995 and are herein incorporated by reference.


         (4) Press release covering the merger between ACI and the Registrant was filed as Exhibit 4 to Form 8-K dated July 14, 1995 and is herein incorporated by reference.

          (5)  Resignations of Mr. Leibstone and Mr. Stone were filed as
               Exhibit 5 to Form 8-K dated July 14, 1995 and are herein incorporated by reference.

          (6) Proforma financial statements of ACI and subsidiaries for the year ended March 31, 1995 and the quarter ended June 30, 1995.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 9, 1996  BERNSTEIN/LEIBSTONE ASSOCIATES, INC.


                         By: /s/ Darrell Peterson
                              Darrell Peterson
                              Chief Executive Officer